Exhibit 23.6

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use, in this Amendment No. 2 to Form 8-K of Evolution Metals & Technologies Corp. of our report dated April 21, 2025 relating to the financial statements of KMMI Inc. for the year ended December 31, 2024, which appears in such Amendment No. 2 to Form 8-K.

/s/ Ernst & Young Han Young

Seoul, the Republic of Korea

March 31, 2026